INOTIV, INC.
2024 EQUITY INCENTIVE PLAN

Non-Qualified Stock Option Award Agreement

    Inotiv, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (the “Plan”), hereby grants an award of Stock Options to you, the Participant named below. The terms and conditions of this Award are set forth in this Non-Qualified Stock Option Award Agreement (the “Agreement”), consisting of this cover page and the Terms and Conditions on the following pages, and in the Plan document, a copy of which has been provided to you. Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant: [_______________________]
Number of Common Shares Covered: [_______]	Grant Date: [__________, 20__]
Exercise Price Per Share: $[_____]	Expiration Date: [__________, 20__]
Vesting and Exercise Schedule:
Scheduled Vesting Dates	Number of Common Shares as to which Stock Option Becomes Vested and Exercisable

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding this Award of Stock Options.

PARTICIPANT:    INOTIV, INC.

        By:______________________________________
    Title:_____________________________________

INOTIV, INC.
2024 Equity Incentive Plan
Non-Qualified Stock Option Award Agreement

Terms and Conditions

1.    Non-Qualified Stock Option. This Stock Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code and will be interpreted accordingly.

2.    Vesting and Exercisability of Stock Option.
(a)Scheduled Vesting. This Stock Option will vest and become exercisable as to the number of Common Shares and on the dates specified in the Vesting and Exercise Schedule on the cover page to this Agreement, so long as you remain a Service Provider continuously from the Grant Date specified on the cover page of this Agreement until each such date. The Vesting and Exercise Schedule is cumulative, meaning that to the extent this Stock Option has not already been exercised and has not expired or been terminated or cancelled, you or the person otherwise entitled to exercise this Stock Option as provided in this Agreement may at any time purchase all or any portion of the Common Shares subject to the vested portion of this Stock Option.
(b)Accelerated or Continued Vesting. The vesting and exercisability of this Stock Option will be accelerated or continued under the circumstances provided below:
(1)Unvested Stock Options upon Separation from Service. All unvested portions of this Stock Option on the date of your Separation from Service for any reason other than death or Disability shall immediately be forfeited as of such date. All unvested portions of this Stock Option on the date of your death or Separation from Service due to Disability shall vest immediately as of such date.

(2)Vested Stock Options upon Separation from Service. All vested portions of this Stock Option on the date of your Separation from Service, for reasons other than Cause (including portions that vest as provided in this Agreement), shall remain exercisable for three months following the date of such Separation from Service (but in any case not beyond the expiration of the term of this Stock Option), except as otherwise provided in accordance with the following provisions:

(A)if your Separation from Service (for reasons other than Cause) occurs by reason of Retirement, you may exercise the portion of this Stock Option with respect to Common Shares for which it could have been exercised on the effective date of such Separation from Service within the period of 12 months immediately succeeding the effective date of such Separation from Service (but not beyond the expiration of the term of this Stock Option);
(B)if your Separation from Service (for reasons other than Cause) occurs by reason of Disability, you may exercise the portion of this Stock Option with respect to Common Shares for which it could have been exercised on the effective date of such Separation from Service (including portions of this Stock Option that vest as provided in this Agreement) within the period of 12 months immediately succeeding the effective date of such Separation from Service (but not beyond the expiration of the term of this Stock Option); and
(C)in the event your Separation from Service is due to death, your beneficiary or estate, if no beneficiary, may exercise outstanding Stock Options to the extent that you were entitled to exercise the Stock Options at the date of your death (including portions of this Stock Option that vest as provided in this Agreement), but only until the date which is 12 months from the date of your death (but not beyond the expiration of the term of this Stock Option).
(3)Change in Control.  If a Change in Control occurs while you continue to be a Service Provider, the provisions of Section 15 of the Plan shall apply, [including][not including] those providing for benefits upon termination of Service for good reason pursuant to Section 15.3(b) of the Plan. [For these purposes, “good reason” shall have the meaning set forth in the Inotiv, Inc. Executive Change in Control Severance Plan.]

3.    Expiration. This Stock Option will expire and will no longer be exercisable at 5:00 p.m. Eastern Time on the earliest of:
(a)the expiration date specified on the cover page of this Agreement;
(b)upon your Separation from Service for Cause;
(c)upon the expiration of any applicable period specified in Section 11 of the Plan or Section 2 of this Agreement during which this Stock Option may be exercised after your Separation from Service; or
(d)the date (if any) fixed for termination or cancellation of this Stock Option pursuant to Section 15 of the Plan.
4.    Service Requirement. Except as otherwise provided in Section 11 of the Plan or Section 2 of this Agreement, this Stock Option may be exercised only while you continue to provide Services to the Company or applicable subsidiary, and only if you have continuously provided such Services since the Grant Date of this Stock Option.

5.    Exercise of Option. Subject to Section 4, the vested and exercisable portion of this Stock Option may be exercised in whole or in part at any time during the Stock Option term by delivering a written or electronic notice of exercise to [____________] or to such other party as may be designated by an officer of the Company, and by providing for payment of the exercise price of the Common Shares being acquired and any related withholding taxes. The notice of exercise must be in a form approved by the Company and state the number of Common Shares to be purchased, the manner in which the exercise price will be paid and the manner in which the Common Shares to be acquired are to be delivered, and must be signed or otherwise authenticated by the person exercising this Stock Option. If you are not the person exercising this Stock Option, the person submitting the notice also must submit appropriate proof of his/her right to exercise this Stock Option.

6.    Payment of Exercise Price. When you submit your notice of exercise, you must include payment of the exercise price of the Common Shares being purchased through one or a combination of the following methods:

(a)cash (including but not limited to personal check, cashier’s check or money order);
(b)by means of a broker-assisted cashless exercise in which you irrevocably instruct a broker to deliver proceeds of a sale of all or a portion of the Common Shares for which this Stock Option is being exercised to the Company in payment of the exercise price of such Common Shares;
(c)by delivery to the Company of Common Shares (by actual delivery or attestation of ownership in a form approved by the Company) already owned by you that are not subject to any security interest and that have an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Common Shares for which this Stock Option is being exercised; or
(d)by authorizing the Company to retain, from the total number of Common Shares as to which this Stock Option is being exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Stock Option is being exercised.
7.    Tax Consequences and Withholding. No Common Shares will be delivered to you upon exercise of this Stock Option unless you have made arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the delivery of the Common Shares. You hereby authorize the Company (or any affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy such withholding tax obligations, and otherwise agree to satisfy such obligations in accordance with the provisions of Section 14 of the Plan. You may satisfy such withholding tax obligations by delivering Common Shares you already own, by having the Company retain a portion of the Common Shares being acquired upon exercise of the Stock Option, or by paying cash, including through a broker-assisted sale-to-cover, provided you notify the Company in advance of any exercise of your desire to pay withholding taxes in this manner.
8.    Delivery of Shares. As soon as practicable after the Company receives the notice of exercise and payment of the exercise price as provided above, and has determined that all other conditions to exercise, including satisfaction of withholding tax obligations and compliance with applicable laws as provided in Section 16.1 of the Plan, have been satisfied, it shall deliver to the person exercising this Stock Option, in the name of such person, the Common Shares being purchased, as evidenced by the issuance of a stock certificate, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance, or by the electronic delivery of the Common Shares to a designated brokerage account. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Common Shares and all fees and expenses incurred by it in connection therewith. All Common Shares so issued shall be fully paid and nonassessable.
9.    Transfer of Stock Option. During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Stock Option except in the case of a transfer described below. You may not assign or transfer this Stock Option except (i) for a transfer upon your death in accordance with your will or by the laws of descent and distribution, or (ii) pursuant to a domestic relations order. This Stock Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to this Stock Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that this Stock Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

10.    No Shareholder Rights. This Stock Option does not entitle you to any rights of a holder of the Company’s Common Shares. You will not have any of the rights of a shareholder of the Company in connection with this Stock Option unless and until Common Shares are issued to you upon exercise of this Stock Option as provided in this Agreement.
11.    Forfeiture and Compensation Recovery Policy.
(a)    Forfeiture. Any unexercised Stock Options shall be forfeited if you engage in any of the following conduct: (i) performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishment of a business that competes with the Company and/or its Subsidiaries; (ii) solicitation of employees or customers of the Company and/or its Subsidiaries; (iii) improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (iv) material misconduct in the performance of your duties for the Company and/or its Subsidiaries, as determined by the Committee.

(b)    Compensation Recovery Policy. This Award and any compensation associated therewith is subject to recoupment and any other action in accordance with any compensation recovery policy or policies adopted by the Board or the Committee at any time, including but not limited to any compensation recovery policy adopted in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Common Shares are then listed, as any such policy may be in effect from time to time. This Agreement shall be automatically amended to comply with any such compensation recovery policy. You agree and consent to the Company’s application, implementation and enforcement of any of such policies and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agree that the Company may take such actions as are necessary to effectuate such policies, any similar policy applicable to you, or applicable law without further consent or action being required by you.

12.    Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered (including electronically) to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company, to the attention of its [____________], at its office at [_____________________________________], [email address], and all notices or communications by the Company to you may be given to you personally or may be mailed or, if you are still a Service Provider, emailed to you at the address indicated in the Company's records as your most recent mailing or email address.

13.    Additional Provisions.
(a)    No Right to Continued Service. This Agreement does not give you a right to continued Service with the Company or any affiliate, and the Company or any such affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

(b)    Governing Plan Document. This Agreement and the Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

(c)    Governing Law.  This Agreement, the parties’ performance hereunder, and the relationship between them shall be governed by, construed, and enforced in accordance with the laws of the State of Indiana, without giving effect to the choice of law principles thereof.

(d)    Severability. The provisions of this Agreement shall be severable and if any provision of this Agreement is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You also agree that any trier of fact may modify any invalid, overbroad or unenforceable provision of this Agreement so that such provision, as modified, is valid and enforceable under applicable law.

(e)    Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

(f)    Electronic Delivery and Acceptance. The Company may deliver any documents related to this Stock Option Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

By signing the cover page of this Agreement or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.